                                                           Registration NO. 333-

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                           VERMONT PURE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE

         (State or Other Jurisdiction of Incorporation or Organization)

                                   03-0366218

                      (I.R.S. Employer Identification No.)

     45 KRUPP DRIVE, P.O. BOX 536, WILLISTON, VERMONT             05495
       (Address of Principal Executive Offices)                 (Zip Code)

                            2004 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)

                                TIMOTHY G. FALLON
                      Chairman and Chief Executive Officer
                           Vermont Pure Holdings, LTD.
                          45 Krupp Drive, P.O. Box 536
                            Williston, Vermont 05495
                     (Name and Address of Agent for Service)
                                 (802) 860-1126

          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             Dean F. Hanley, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

                         CALCULATION OF REGISTRATION FEE


                                                                 PROPOSED           PROPOSED
                                              AMOUNT              MAXIMUM           MAXIMUM
        TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE       AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED           PER SHARE       OFFERING PRICE   REGISTRATION FEE
      ----------------------------       ------------------   --------------     --------------   ----------------
     Common Stock, $.001 par value       250,000 shares (1)      $1.96(2)         $490,000(2)            $63

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(1) Represents shares of Common Stock issuable pursuant to awards that may be granted under the 2004 Stock Incentive Plan.

(2) Estimated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the consolidated reporting system of the American Stock Exchange on August 9, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      Vermont Pure Holdings, Ltd. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

      (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

      (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2004 and April 30, 2004;

      (3) the Company's Current Reports on Form 8-K filed with the Commission on March 9, 2004, March 16, 2004 and June 15, 2004.

      (4) the Company's definitive Proxy Statement dated March 9, 2004, used in connection with its Annual Meeting of Stockholders held on April 13, 2004;

      (5) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on July 9, 1992, as amended March 14, 1995 and May 14, 1999, and as further amended under cover of Form 8-K filed by the Company with the Commission on October 19, 2000, all under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

      (6) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article 9 of the Company's Certificate of Incorporation provides that the Company may, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify all persons that it is permitted to indemnify under Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended.

      Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Certificate of Incorporation or its By-Laws.

ITEM 8.  EXHIBITS

 Exhibit No.  Description
 -----------  -----------

      4.1(1)  Specimen certificate for the Common Stock
      5.1     Opinion of Foley Hoag LLP
      10.1(2) 2004 Stock Incentive Plan
      23.1    Consent of Deloitte & Touche LLP
      23.2    Consent of Grassi & Co., CPAs, P.C.
      23.3    Consent of Feldman Sherb & Co. P.C.
      23.4    Consent of Foley Hoag LLP (included in Exhibit 5.1)
      24.1    Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS

(a)   The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no

--------
(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as Exhibit A to the Company's definitive Proxy Statement dated March 9, 2004, used in connection with its Annual Meeting of Stockholders held on April 13, 2004.

                  more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 13th day of August, 2004.

                                 Vermont Pure Holdings, Ltd.

                                 By:     /s/ Timothy G. Fallon
                                    --------------------------------------------
                                       Timothy G. Fallon
                                      Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Timothy Fallon, Peter Baker and Bruce MacDonald, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                          TITLE                          DATE
              ---------                                          -----                          ----
        /s/ Timothy G. Fallon              Chief Executive Officer                           August 13, 2004
------------------------------------         (Principal Executive Officer)
          Timothy G. Fallon

       /s/ Bruce S. MacDonald              Vice President, Chief Financial Officer and       August 13, 2004
------------------------------------         Treasurer(Principal Financial and
          Bruce S. MacDonald                 Accounting Officer)

         /s/ Henry E. Baker                Director and Chairman Emeritus                    August 13, 2004
------------------------------------
           Henry E. Baker

         /s/ Peter K. Baker                Director and President                            August 13, 2004
------------------------------------
            Peter K. Baker

        /s/ Philip Davidowitz              Director                                          August 13, 2004
------------------------------------
          Philip Davidowitz

       /s/ Robert C. Getchell              Director                                          August 13, 2004
------------------------------------
         Robert C. Getchell

         /s/ Carol R. Lintz                Director                                          August 13, 2004
------------------------------------
           Carol R. Lintz

        /s/ David R. Preston               Chairman of the Board of Directors                August 13, 2004
------------------------------------
          David R. Preston

        /s/ Norman E. Rickard              Director                                          August 13, 2004
------------------------------------
          Norman E. Rickard

        /s/ Ross S. Rapaport               Director                                          August 13, 2004
------------------------------------
           Ross S. Rapaport

        /s/ Beat Schlagenhauf              Director                                          August 13, 2004
------------------------------------
          Beat Schlagenhauf

                                  EXHIBIT INDEX

 Exhibit No.  Description
 -----------  -----------

      4.1(1)   Specimen certificate for the Common Stock
      5.1      Opinion of Foley Hoag LLP
      10.1(2)  2004 Stock Incentive Plan
      23.1     Consent of Deloitte & Touche LLP
      23.2     Consent of Grassi & Co., CPAs, P.C.
      23.3     Consent of Feldman Sherb & Co. P.C.
      23.4     Consent of Foley Hoag LLP (included in Exhibit 5.1)
      24.1     Power of Attorney (contained on the signature page)

----------
(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as Exhibit A to the Company's definitive Proxy Statement dated March 9, 2004, used in connection with its Annual Meeting of Stockholders held on April 13, 2004.